STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) entered into as of December 22, 2017, by and among Fang Sun (“Seller”), the sole shareholder of Yinuo Technologies LTD, a Chinese Corporation having an address of Room 409-410, Building A, Peng Nian University City Science Park, 1213 Liu Xian Avenue, Nanshan District, Shenzhen, Guangdong, China (hereinafter “Yinuo”); OneLife Technologies Corporation, a Nevada Corporation having a business address of 5005 Newport Drive, Rolling Meadows, IL 60008 (“Buyer”); and Yinuo.

RECITALS

WHEREAS, Yinuo is a corporation incorporated pursuant to the laws of China; and

WHEREAS, Yinuo has authorized and issued 10,000 (Ten Thousand) shares of common stock, constituting its entire capitalization (cumulatively “Shares”, individually “Share”); and

WHEREAS, Seller owns all of the Shares; and

WHEREAS, in exchange for the consideration more fully set forth below, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Shares;

NOW THEREFORE, in consideration of the promises, mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

ARTICLE I - PURCHASE AND SALE OF STOCK

1.1PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, transfer, and deliver to Buyer at the Closing all of the Shares. The closing shall be held upon the completion of (i) a formal Calculation Valuation and Appraisal Report and (ii) two years of audited financial statements audited by a Public Company Accounting Oversight Board registered and approved audit firm. The closing will be held at a mutually agreed upon location within the United States of America.

1.2Purchase Price.Subject to the terms and conditions specified in this Agreement, Buyer shall purchase the Shares at Closing by paying a purchase price of 40,000,000 (Forty Million) shares of Buyer’s common stock (Ticker Symbol: OLMM) (“Stock”), and US$500,000 (Five Hundred Thousand United States Dollars).

1.3Payment of Purchase Price. Payment of the purchase price shall be made as follows:

a.The delivery of US$500,000 (Five Hundred Thousand United Stated Dollars) cash which will be deposited into Buyer’s escrow account 10 days prior to the Closing Date; and

b.40,000,000 (Forty Million) shares of Buyer’s common stock. All Stock transferred to Seller shall consist of post reverse-split common Shares. The Stock shall be delivered to Seller by issuing the Stock at closing and shall be duly registered. All Stock certificates shall record a restrictive ledger reflecting the respective restriction identified herein and shall be "free trading" shares after an initial twelve (12) month restriction period.

1.4 Employment agreements. Buyer and Seller will approve and execute employment agreements for the current management and employees of Yinuo listed in Exhibit A prior to the Closing.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a)Organization in Good Standing. Yinuo is a corporation incorporated pursuant to, and currently in good standing under, the laws of China.

(b)Authorization. The Seller warrants:

i) That he is free to sell his Shares and is not subject to any shareholder agreement, or other document that would prevent him from selling his shares to the Buyer.

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ii)That the sale of Shares does not conflict with the provision of any charter document or by-law of Yinuo.

iii)That the Shares owned by Seller are duly issued, fully paid and non-assessable and are beneficially owned by the Seller. The Seller also warrants that the Shares he owns are free and clear of all liens, charges, burdens and encumbrances.

iv) The execution, delivery and performance by the Seller of this Agreement and the documents contemplated hereby and the consummation by Seller of the transactions contemplated hereby and thereby:

(1)Do not violate any law, regulation, order, judgment or decree by which Seller is bound; and

(2)Will not result in the creation of any lien, charge or encumbrance upon Yinuo.

(c)Consents. No consent or approval of, or other action by, any governmental body or agency is required in connection with the execution, delivery and performance by Seller of this Agreement or the transactions contemplated hereby, except such as shall duly have been obtained or taken on or before the Closing Date.

(d)Binding Obligation. This Agreement and the documents contemplated hereby evidence the legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

(e)Title.Seller is the lawful owner of the Shares free and clear of any and all liens, pledges, conditional sales, options, or other title retention agreements, charges, restrictions and encumbrances of every kind and nature whatsoever (collectively, “Encumbrances”).

(f) Intellectual Property. The Seller represents that all Intellectual Property listed on Exhibit B, including web site domains, URLs, patents, patent pending applications, copyrights, trademarks, any other intellectual property of any kind, all claims for infringement, and all other assets and licenses of any kind owned by Seller relating to Yinuo are a part of this Agreement.

(g)Liabilities. The Buyer acknowledges that Yinuo is subject to certain liabilities. Said liabilities are identified on Exhibit C attached hereto. Buyer further acknowledges and agrees to purchase the Seller’s Stock subject to said liabilities and will assume the responsibility for satisfying said liabilities.

2.2Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a)Organization in Good Standing. Buyer is a corporation duly organized pursuant to, and in good standing of Nevada, USA. Buyer has full corporate power to conduct its current and currently contemplated business and to enter into this Agreement.

(b)Authorization. The execution, delivery and performance by Buyer of this Agreement, the Stock, and the documents contemplated hereby and the consummation of the transactions contemplated hereby:

(i)have been duly authorized and approved by the Board of Directors of Buyer;

(ii)do not conflict with any provision of any charter document or by-law of Buyer; and

(iii)do not violate any law, regulation, order, judgment or decree by which Buyer is bound.

(c)Consents.No consent or approval of, or other action by, any governmental body or agency is required in connection with the execution, delivery and performance by Buyer of this Agreement or the transactions contemplated hereby, except such as shall have been duly obtained or taken on or before the Closing Date.

(d)Binding Obligation. This Agreement and the other documents contemplated hereby evidence the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

ARTICLE III- CONDITIONS PRECEDENT TO CLOSING

3.1Conditions to Obligations of Buyer. The obligations of Buyer to complete the transactions provided for herein are subject to the satisfaction of or written waiver by Buyer of the following conditions:

(a)All of the representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date;

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(b)All the terms, covenants and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date shall have been duly complied with and performed;

(c)Seller shall have delivered to the Buyer at the Closing the appropriate instruments of transfer, conveyance, sale and assignment of the Shares;

(d)Seller shall have delivered to the Buyer a certificate, dated as of the Closing Date, confirming the matters set forth in Sections 3.1(a) and 3.1(b) hereof ;

3.2Conditions to the Obligations of the Seller.The obligations of the Seller to complete the transactions provided for herein are subject to the satisfaction or written waiver by the Seller of the following conditions:

(a)All of the representations and warranties of Buyer in this Agreement shall be true and correct as of the Closing Date;

(b)All the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date shall have been duly complied with and performed;

(c)Buyer shall have delivered to the Seller a certificate of one of its executive officers dated as of the Closing Date, confirming the matters set forth in Sections 3.2(a) and 3.2(b) hereof;

(d)Buyer shall have delivered to the Seller a certificate of Buyer’s Secretary as to:

(i)Resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and;

(ii)Incumbency of the officers of Buyer authorized to execute and deliver this Agreement and the other documents contemplated hereby;

(e)There shall not be pending or threatened any governmental action or any proceeding by or before any court or governmental body or agency which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

(f) Buyer shall have delivered to the Seller at the Closing the Stock certificate duly registered for the Shares of OLMM;

(g) Buyer shall release the cash included in the Purchase Price of US$500,000.00 (Five Hundred Thousand US Dollars) from the Buyer’s escrow account on the Closing Date into Seller’s designated account.

ARTICLE IV - ACTIONS AT CLOSING

4.1Closing.Subject to the terms and conditions of this Agreement, the transactions contemplated hereby shall take place as specified in Section 1.1, or at such other time, date and/or place as Buyer and Seller may agree upon in writing. The date and time at which said Closing is required to take place under this Agreement is herein referred to as the “Closing” or the “Closing Date.”

ARTICLE V - POST CLOSING MATTERS

5.1Covenant of Further Assurances.Seller and Yinuo shall, from time to time upon the request of Buyer, execute, acknowledge, seal and deliver all such instruments and documents, and do all such further things, as Buyer may reasonably request to perfect the transfer and delivery to Buyer of the Shares that are to be sold, transferred and assigned to Buyer under this Agreement.

5.2Transition Cooperation.For a reasonable period of time after the Closing Date, the parties agree to cooperate, each with the other, to transfer and convey the Shares on the terms herein contained and to consummate the transaction in a manner that provides an uninterrupted transition of ownership.

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5.3Nondisclosure.Each of the parties hereto hereby acknowledges that, during the course of negotiations for this Agreement, it has been exposed to, and upon the Closing Date, may continue to be exposed to certain information and data about the other party's sensitive information, including but not limited to intellectual property, customer lists, profit/loss statements, and assets and liabilities (hereinafter "Confidential Information"). The parties agree that they will not disclose any such Confidential Information to any third party and shall instruct their outside consultants, including, but not limited to, their accountants and attorneys, to refrain from disclosing the same; provided, however, that the provisions of this Section 5.3 shall not apply to any Confidential Information that is (1) already known to the receiving party at the time of receipt, (2) made public or otherwise made available without restriction by the party to which it pertains (or by sources related to that party), (3) is or becomes a matter of public knowledge through no fault of any part hereto, or (4) is required to be disclosed under applicable law, provided that reasonable measures are taken to ensure that any required disclosure is limited and that the other party is given such notice as is reasonably practicable of any required disclosure.

5.4Books and Records.Prior to the Closing of this Agreement, Seller shall afford Buyer and their authorized representative(s) full access during normal business hours to examine Yinuo’s books and records as related to the operation of Yinuo prior to the Closing.

5.5 Board of Directors. The Parties agree that, from and after the Closing of this Agreement, the Yinuo Board of Directors shall consist of three Board Members, two (2) of which will be held by the Buyer. At the same time, Fang Sun will also be appointed to the Board of Directors of the Buyer (OLMM).

5.6 Public Entity/Working Capital. The Parties mutually agree that the Buyer will vend, transfer, or sell Yinuo into OLMM on the Closing date. Buyer agrees that it shall invest up to US$3,000,000 (Three Million United States Dollars) of working capital into the Yinuo operating account over a 6 month period following the Closing. Said $3,000,000 investment is not part of, and shall in no way be considered part of, the Purchase Price for Seller’s Stock

5.7 Signing of Agreement,Each page of this Agreement shall be initialed by Buyer and Seller in the lower right hand portion and the Signature page shall be signed by both the Buyer, Seller and Yinuo. The parties may execute this document counter-parts and facsimile copies of a party's signature shall be effective as if it were the original signature.

ARTICLE VI – MISCELLANEOUS

6.0Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of two years following the Closing Date.

6.1Amendment/Waiver. This Agreement may not be amended, modified or supplemented, and any obligation hereunder may not be waived, unless a written instrument consenting to such amendment, modification or waiver is executed by both parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

6.2Failure to Exercise Rights.No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights and remedies provided by law.

6.4Assignment. Neither Buyer nor Seller may assign or transfer any rights or obligations under this Agreement.

6.5Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, via regular mail, via express mail, via e-mail or via facsimile as follows:

If to Seller &Yinuo Technologies LTD

Yinuo:Attn: Fang Sun
Room 409-410, Building A, Peng Nian University City Science Park
1213 Liu Xian Avenue, Nanshan District, Shenzhen, Guangdong, China
Phone: (+86)139-1130-9434
Fax:

Email: sunfang@yinuocare.com

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If to Buyer:OneLife Technologies Corporation

Attn: Robert J. Wagner,

5005 Newport Drive

Rolling Meadows, IL 60008, USA
Voice: 630-699-1145
Fax: 630-566-3440

Email: rjwagner@onelifetc.com

or to such other address as either party shall specify in writing.

6.6Public Disclosure. The parties will consult with respect to the appropriate public disclosure to be made with respect to the transactions contemplated hereby, and will make no such disclosure prior to such consultation, except as may be required by law or rules of applicable stock exchanges.

6.7Miscellaneous. This Agreement (including all exhibits) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, whether written or oral, between the parties in connection with said subject matter. Except as expressly set forth in this Agreement, Sellers make no other representations, warranties or covenants, express or implied, all of which are hereby disclaimed. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns. No third party is a beneficiary of this Agreement, and no rights or causes or action shall accrue to any third party from the terms of this Agreement. This Agreement is entered into, and shall be governed by and construed according to the laws of the State of Illinois, USA. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition; however, such unenforceability shall not invalidate the remaining provisions of this Agreement, or affect the validity or enforceability of such provision in any other jurisdiction. All Exhibits mentioned in this Agreement shall be attached to this Agreement, and shall form an integral part hereof at closing. All capitalized terms defined in this Agreement which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein. This Agreement has been executed and delivered in and shall be deemed to have been made in Chicago, Illinois, USA. Seller and Buyer each agree to the exclusive jurisdiction of any court of competent jurisdiction located within Cook County, Illinois, USA, with respect to any claim or cause of action arising under or relating to: this Agreement; the transactions contemplated hereby or the other documents and instruments executed and delivered in connection herewith; and waive personal service of any and all process upon it, and consents that all services of process be made by registered mail, directed to it at its address as set forth in Section 6.6, and services so made shall be deemed to be completed when received. Seller and Buyer hereby submit to the personal jurisdiction of any such court, and each waive any objection based upon forum non conveniens and waive any objection to venue of any action instituted hereunder in a court located in Cook County, Illinois, USA. Nothing in this paragraph shall affect the right to serve legal process in any other manner permitted by law.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as an agreement under seal as of the date first above written.

Buyer:Seller:

By: /s/ Robert J Wagner By: /s/ Fang Sun

Name:Robert J. Wagner Name: Fang Sun

Title: President & CEO Title: Individual

Yinuo:

By: /s/ Fang Sun

Name:Fang Sun

Title:President & CEO

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Exhibit A

Management and Employee Employment Agreements

Sun, Fang, CEO

Yin, Jinghua, Director, Project Management

Zhu, Lingyan, Director of Business Management & Administration

Wang, Zhiqiang, Director of R&D

Xiao, Hua, Director of Production & Supply Chain Management

Zhang, Ruilin, Director of Medical Product Development

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Exhibit B

Intellectual Property – including Patents, Patents Pending, Copyrights and Trademarks

•Invention Patents (two patents in publicity): “A Method of Sensor Watch For Remote Acquisition And Monitoring Of Physiological Signs And States”.

•Appearance Patents (two): “ID Design For A Sensor Watch”. No.: ZL.2014.3.0050904.6

•Trademark.

•Multiple Copyrights (mobile medicare cloud server system and etc.).

•Multiple Copyrights (mobile medicare APPs for android and iOS system, and etc.).

•Certification (On Products):

• CTA (China Ministry of Information and Industry).

•3C ( China).

•FCC, CE (international market).

•Hi-tech Software Enterprises.

•Permit For Sales Of Medical Devices (Chinese FDA).

•Entitled with “National High-Tech Enterprises”.

•“High Tech Enterprises” By the City of Shenzhen.

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Exhibit C

Liabilities

Convertible debts of RMB3,000,000.00 (Three Millions in Chinese Currency) with 12% interest per annum for a two-year term. It will be matured by the end of July, 2018 to pay off the principal and the interest of the second year.

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